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                                                      EXHIBIT 4.2.1

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                                XTRA, INC.,

                                        Issuer

                             XTRA CORPORATION,

                                        Guarantor

                           XTRA MISSOURI, INC.,

                                        Guarantor

                                    TO

                    THE FIRST NATIONAL BANK OF BOSTON,

                                        Trustee

                             ------------------

                       FIRST SUPPLEMENTAL INDENTURE

                      Dated as of September 30, 1994

                             ------------------

                       Supplemental to the Indenture

                        Dated as of August 15, 1994

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        FIRST SUPPLEMENTAL INDENTURE, dated as of September 30, 1994, among
XTRA, Inc., a corporation duly organized and validly existing under the laws of the State of Maine (herein call the "Company"), having its principal executive office at c/o X-L-Co., Inc., 60 State Street, Boston, Massachusetts, XTRA CORPORATION, a corporation duly organized and validly existing under the laws of the state of Delaware (herein called "XTRA"), having its principal executive offices at c/o X-L-Co., Inc., 60 State Street, Boston, Massachusetts, XTRA MISSOURI, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called "XTRA Missouri" and, together with XTRA, the "Guarantors") having its principal executive offices at 3 Oaks Plaza Building, 8 Victory Lane, Liberty, Missouri and THE FIRST NATIONAL BANK OF BOSTON, a national banking association organized and existing under the laws of the United States of America (herein called the "Trustee"), having its corporate trust office at 150 Royall Street, Canton, Massachusetts 02021.

                                 RECITALS

        WHEREAS, the Company and XTRA have entered into an Indenture dated as of August 15, 1994 (the "Original Indenture") with the Trustee to provide for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series and to provide for the guarantee of the Securities by XTRA (the "Guarantees");

        WHEREAS, XTRA has transferred its properties and assets substantially as an entirety to XTRA Missouri, a wholly-owned subsidiary of XTRA;

        WHEREAS, the Company, as a result of such transfer, has become a wholly-owned subsidiary of XTRA Missouri, and, accordingly, remains an indirect wholly-owned subsidiary of XTRA;

        WHEREAS, notwithstanding the provisions of Section 8.2 of the Original Indenture, XTRA desires to remain as a Guarantor of the Securities, and has determined that such Guarantees by XTRA are necessary and convenient to the conduct of the business of the Company and the Company and XTRA Missouri agree that XTRA shall remain as a Guarantor of the Securities; and

        WHEREAS, there has been filed with the Trustee: (a) an Opinion of Counsel in accordance with Section 9.3 of the Indenture; and (b) an Officer's Certificate in accordance with the provisions of Section 1.2 of the Indenture.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, covenant, represent and warrant as follows:

        Section 1. DEFINITIONS IN INDENTURE. Capitalized terms used in this First Supplemental Indenture and in any certificate or other document executed by any party in connection herewith shall have the meaning set forth in the Original Indenture, unless a different meaning is set forth herein, in which case such terms shall have the meaning set forth herein.

        Section 2. ASSUMPTION OF OBLIGATIONS AND COVENANTS BY XTRA MISSOURI. XTRA Missouri, by its execution hereof, hereby expressly assumes the due and punctual performance of the Guarantees and the performance and observance of every covenant of the Original Indenture on the part of the Guarantor to be performed or observed.

        Section 3. CONTINUANCE OF OBLIGATIONS AND COVENANTS BY XTRA. XTRA, by its execution hereof, hereby expressly affirms that, notwithstanding XTRA Missouri's assumption of XTRA's performance of the Guarantees pursuant to
Section 2 hereof and Section 8.1 of the Original Indenture and notwithstanding
Section 8.2 of the Original Indenture, it shall remain as a Guarantor of the Securities and that it shall not be relieved of

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its obligations to perform and observe every obligation and covenant of the
Guarantees and Original Indenture on the part of the Guarantor to be performed or observed.

        Section 4.     MODIFICATION OF FORMS OF SERIES C MEDIUM-TERM NOTES.
The forms of the Series C Medium-Term Notes (the "Series C Notes") attached to the resolutions of the Note Committee of the Company effective August 11, 1994 and the resolutions of the Note Guaranty Committee of XTRA effective August 11, 1994 as exhibits are hereby amended to read in their respective entirety as set forth in the forms of fixed-rate and floating rate Series C Note attached as Exhibits 1-A and 1-B to this First Supplemental Indenture, the terms of which Exhibits 1-A and 1-B are hereby incorporated by reference and are made a part of this First Supplemental Indenture.

        Section 5. DELIVERY OF NOTES. Upon execution and delivery of this First Supplemental Indenture, the Company shall execute and deliver Series C Notes to the Trustee and the Trustee shall authenticate the Series C Notes and deliver them to the Holders of the Outstanding Series C Notes upon the direction of the Company and upon receipt of the Outstanding Series C Notes, which shall thereupon be cancelled and destroyed by the Trustee. Interest on each Outstanding Series C Note shall accrue from the last Interest Payment Date upon which interest shall have been paid or duly provided for on the Outstanding Series C Notes. Prior to delivery by the Trustee of said Notes there shall be filed with the Trustee: (a) an Opinion of Counsel in accordance with Section 9.3 of the Original Indenture and (b) an Officers' Certificate in accordance with the provisions of Section 1.2 of the Original Indenture.

        Section 6. NOTICES. For purposes of Section 1.5 of the Original Indenture, the address of XTRA Missouri shall be: 3 Oaks Plaza Building, 8 Victory Lane, Liberty, Missouri 64068.

        Section 7. RECITALS. The recitals contained in this First Supplemental Indenture shall be taken as statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

        Section 8. INCORPORATION OF INDENTURE. From and after the date hereof the Original Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Securities.

        Section 9. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts together constitute but one in the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and the respective seals to be hereunto affixed and attested all as of the date(s) set forth below.

                                        XTRA, INC.


        /s/ James R. Lajoie                 /s/ Michael J. Soja
Attest:________________________         By:__________________________________
Title: Assistant Clerk                     Vice President, Finance and Chief
                                           Financial Officer
Date: September 30, 1994

                                        XTRA CORPORATION


       /s/ James R. Lajoie                 /s/ Michael J. Soja
Attest:________________________         By:__________________________________
Title: Secretary                           Vice President, Finance and Chief
                                           Financial Officer
Date: September 30, 1994

                                        XTRA MISSOURI, INC.


       /s/ James A. Jacques                /s/ Michael K. Fox
Attest:________________________         By:__________________________________
Title: V.P. - Secretary                    President
Date:  September 30, 1994

                                        THE FIRST NATIONAL BANK OF BOSTON,
                                          as Trustee


       /s/ James Mogavero                  /s/ Henry Seemore
Attest:________________________         By:_____________________________________
Title: Assistant Cashier                   Title: Senior Account Administrator

Date: September 30, 1994

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County of Suffolk             )
                                   ss:
Commonwealth of Massachusetts )

        On the 30th day of September, 1994, before me personally came Michael
J. Soja, to me known, who, being by me duly sworn, did depose and say that he is the Vice President, Finance and Chief Financial Officer of XTRA CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                   /s/ Marion F. Ewell
                                   ______________________
                                   Notary Public
                                   My commission expires: July 15, 1999




County of Clay                )
                                   ss:
State of Missouri             )

        On the 13th day of October, 1994, before me personally came Michael K. Fox, to me known, who, being by me duly sworn, did depose and say that he is the President of XTRA MISSOURI, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                   /s/ Lisa L. Park
                                   ______________________
                                   Notary Public
                                   My commission expires: August 11, 1997


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County of Suffolk             )
                                   ss:
Commonwealth of Massachusetts )

        On the 30th day of September, 1994, before me personally came Michael J. Soja, to me known, who, being by me duly sworn, did depose and say that he is the Vice President, Finance and Chief Financial Officer of XTRA, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                   /s/ Marion F. Ewell
                                   ______________________
                                   Notary Public
                                   My commission expires: July 15, 1999


County of Norfolk             )
                                   ss:
Commonwealth of Massachusetts )

        On the 30th day of September, 1994, before me personally came James E. Mogavero, to me know, who, being by me duly sworn, did depose and say that he is an assistant cashier of THE FIRST NATIONAL BANK OF BOSTON, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                   /s/ Shawn Patrick George
                                   _________________________________________
                                   Notary Public
                                   My commission expires:  September 2, 1999